EXHIBIT 99.1

Magnolia Solar Receives NASA Award to Develop
High-Performance Thin-Film Solar Cells

WOBURN, MA / ALBANY, NY – May 24, 2011 -- Magnolia Solar Corporation (“Magnolia Solar”) ( OTC: MGLT)  announced today that its wholly owned subsidiary, Magnolia Solar, Inc., has received a Phase I Small Business Innovation Research / Small Business Technology Transfer (SBIR/STTR) award from the National Aeronautics and Space Administration (NASA).  The award will allow Magnolia Solar to develop technologies designed to increase the overall power output of advanced photovoltaic systems employed in NASA’s exploration and science missions.  The Phase I award is for $100,000 over a six month period, after which a Phase II proposal will be submitted to support continued technology development efforts and product demonstration.

“Future space exploration and earth science missions will require lightweight photovoltaic power systems capable of operating over a wide range of conditions,” noted Dr. Roger E. Welser, Magnolia’s Chief Technical Officer.  “Conventional multi-junction solar cells often used in defense applications can provide high conversion efficiencies, but only under limited environmental conditions.  The objective of this SBIR program is to increase the current and voltage output of single-junction III-V cells by using a quantum-structured active region and incorporating advanced light-trapping strategies.  With this approach we are aiming to match the peak conversion efficiency of conventional multi-junction technologies while maintaining ultra-high performance over a much wider range of operating conditions.”

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated, “We are continuing to develop our core technologies to improve the efficiency of thin-film solar cells for both the defense and commercial markets.  This latest SBIR program is part of a larger effort to realize the ultimate objective of third-generation photovoltaics, namely ultra-high conversion efficiency at low costs.  By replacing expensive semiconductor materials with less-expensive plastic lens and/or metal mirrors, concentrator photovoltaic (CPV) systems can both reduce overall photovoltaic module costs and improve performance.  The wider operating conditions enabled by high-efficiency, single-junction III-V solar cells could substantially enhance the overall performance of terrestrial CPV systems.”  Dr. Sood continued, “This is the type of technology that Magnolia Solar is in the process of developing for a variety of applications.”

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar (OTC: MGLT) was founded in 2008 to develop and commercialize revolutionary new thin-film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin-film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s technology has the ability to capture a larger part of the solar spectrum to produce high-efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell’s efficiency, thereby reducing the cost per watt.  Magnolia Solar’s technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Contact:

Ronald J. Blekicki, Hanover Financial Services
info@magnoliasolar.com
303-494-3617